Exhibit 23




                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 2001, included in this Form 10-K for the year ended December 31, 2000, into SEMCO Energy Inc.'s previously filed Registration Statements No. 333-18927, 333-58715, 333-60391 and 333-91815.


Arthur  Andersen  LLP


Detroit,  Michigan,
March  23,  2001